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                                                                      Exhibit 11

                       COMPUTATION OF EARNINGS PER SHARE

               CLEVELAND-CLIFFS INC AND CONSOLIDATED SUBSIDIARIES

                                                                                    (In Millions, Except
                                                                                     Per Share Amounts)
                                                                                     Three Months Ended
                                                                                           MARCH 31
                                                                                  -------------------------
                                                                                    1996             1995
                                                                                  --------         --------

       Primary and fully diluted earnings per share:
         Average shares outstanding                                                 11.8             12.1
         Net effect of dilutive stock options
           and performance shares based on
           treasury stock method using
           average market price                                                       --               --
                                                                                    ----             ----
         Average shares and equivalents                                             11.8             12.1
                                                                                    ====             ====
         Net income applicable to average
           share and equivalents                                                   $ 3.6            $ 5.0
                                                                                   =====            =====
         Income per share                                                          $ .30            $ .41
                                                                                   =====            =====


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